Filed Pursuant to Rule 433

Registration No. 333-202524

March 30, 2015

FREE WRITING PROSPECTUS

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015,

and Stock-Linked Underlying Supplement dated March 5, 2015)

Structured Investments	HSBC USA Inc. $ Market-Linked Notes Linked to an Equally Weighted Basket Consisting of Seven Common Equity Securities due April 8, 2020 (the “Notes”)

General

•	Terms used in this free writing prospectus are described or defined herein and in the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus. The Notes will have the terms described herein and in the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus. The Notes will not bear interest.
•	This free writing prospectus relates to a single note offering. The purchaser of a Note will acquire a security linked to the Reference Asset described below.
•	Although the offering relates to a Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any Basket Component (as defined below) or as to the suitability of an investment in the Notes.
•	Senior unsecured debt obligations of HSBC USA Inc. maturing April 8, 2020.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.
•	If the terms of the Notes set forth below are inconsistent with those described in the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus, the terms set forth below will supersede.
•	Any payment on the Notes is subject to the Issuer’s credit risk.

Key Terms

Issuer:	HSBC USA Inc.
Reference Asset:	The Notes are linked to an equally weighted basket (the “Basket”) consisting of the respective common equity securities of the Reference Asset Issuers (each such equity security, a “Basket Component” and together, the “Basket Components”).
Reference Asset Issuers:	Altria Group Inc. (“MO”), Chevron Corporation (“CVX”), Kimberly-Clark Corporation (“KMB”), McDonald’s Corporation (“MCD”), Merck & Co. Inc. (“MRK”), PepsiCo, Inc. (“PEP”) and The Procter & Gamble Company (“PG”).
Component Weightings:	With respect to each Basket Component, approximately 14.29%.
Principal Amount:	$1,000 per Note
Trade Date:	April 2, 2015
Pricing Date:	April 2, 2015
Original Issue Date:	April 8, 2015
Final Valuation Date:	April 3, 2020, subject to adjustment as described in “Additional Terms of the Notes — Valuation Dates” in the accompanying Stock-Linked Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be April 8, 2020. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes — Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.
Payment at Maturity:	For each Note, the Cash Settlement Value.
Cash Settlement Value:	For each Note, you will receive a cash payment on the Maturity Date that is based on the Basket Return (as described below):
If the Basket Return is greater than or equal to 0.00%, you will receive an amount equal to 100.00% of the Principal Amount plus the lesser of: (i) the product of (a) the Principal Amount multiplied by (b) the Basket Return; and (ii) the product of (a) the Principal Amount multiplied by (b) the Maximum Return.
If the Basket Return is less than 0.00%, you will receive, for each $1,000 in Principal Amount of the Notes, the principal amount.
Maximum Return:	26.00%
Basket Return:	The quotient, expressed as a percentage, calculated as follows:
Basket Ending Level – Basket Starting Level
Basket Starting Level
Basket Starting Level:	Set equal to 100 on the Pricing Date.
Basket Ending Level:	The Basket Closing Level, as determined on the Final Valuation Date.
Basket Closing Level:	The Basket Closing Level will be calculated as follows:
100 × [1 + (the sum of the Basket Component return multiplied by the respective component weighting, for each Basket Component)]
Each of the Basket Component returns set forth in the formula above refers to the return for the relevant Basket Component, expressed as the percentage change from the Initial Price of that Basket Component to the Final Price of that Basket Component, calculated as follows:
Final Price – Initial Price
Initial Price
Initial Price:	The Official Closing Price of the respective Basket Component as determined by the Calculation Agent on the Pricing Date.
Final Price:	The Official Closing Price of the respective Basket Component as determined by the Calculation Agent on the Final Valuation Date, subject to adjustment as described in the Stock-Linked Underlying Supplement.
Estimated Initial Value:	The Estimated Initial Value of the Notes will be less than the price you pay to purchase the Notes. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Selected Risk Considerations — The Estimated Initial Value of the Notes, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the Notes in the secondary market, if any.”
Calculation Agent:	HSBC USA Inc. or one of its affiliates
CUSIP/ISIN:	40433BN61 / US40433BN618
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any securities exchange or quotation system.

An investment in the Notes involves certain risks. You should refer to “Selected Risk Considerations” beginning on page 5 of this document and “Risk Factors” beginning on page S-1 of the Stock-Linked Underlying Supplement and page S-1 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or determined that this free writing prospectus, or the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

HSBC Securities (USA) Inc. or another of our affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. HSBC Securities (USA) Inc., an affiliate of ours, will purchase the Notes from us for distribution to the placement agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

J.P. Morgan Securities LLC and certain of its registered broker-dealer affiliates are purchasing the Notes for resale. JPMorgan Chase Bank N.A. may purchase the Notes on behalf of certain fiduciary accounts. J.P. Morgan Securities LLC, certain of its registered broker-dealer affiliates and JPMorgan Chase Bank N.A. will not receive fees from us for sales to fiduciary accounts.

The Estimated Initial Value of the Notes on the Pricing Date is expected to be between $935 and $970 per Note, which will be less than the price to public. The market value of the Notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” above and “Selected Risk Considerations” beginning on page 5 of this document for additional information.

	Price to Public(1)	Fees and Commissions	Proceeds to Issuer
Per Note	$1,000	$30	$970
Total	$	$	$

(1) Certain fiduciary accounts purchasing the Notes will pay a purchase price of $970 per Note, and the placement agent with respect to sales made to such accounts will forgo any fees.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

JPMorgan

Placement Agent

April [●], 2015

Additional Terms Specific to the Notes

This free writing prospectus relates to a single note offering linked to the Reference Asset. The purchaser of a Note will acquire a senior unsecured debt security linked to the Reference Asset. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the Note offering relates only to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any Basket Component or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the Stock-Linked Underlying Supplement dated March 5, 2015. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying Stock-Linked Underlying Supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page 5 of this free writing prospectus and “Risk Factors” beginning on page S-1 of the Stock-Linked Underlying Supplement and page S-1 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and the Stock-Linked Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

•	The Stock-Linked Underlying Supplement: http://www.sec.gov/Archives/edgar/data/83246/000114420415014323/v403651_424b2.htm

•	The prospectus supplement:

http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

•	The prospectus:

http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. The Trade Date, the Pricing Date and the other terms of the Notes are subject to change, and will be set forth in the final pricing supplement relating to the Notes. In the event of any material changes to the terms of the Notes, we will notify you.

Summary

The four charts below provide a summary of the Notes, including Note characteristics and risk considerations, as well as an illustrative diagram and table reflecting hypothetical returns at maturity.  These charts should be reviewed together with the other information contained in this free writing prospectus as well as in the accompanying Stock-Linked Underlying Supplement, prospectus and prospectus supplement.

The following charts illustrate the hypothetical total return at maturity on the Notes. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The hypothetical total returns set forth below reflect the Maximum Return of 26.00% and the Basket Starting Level of 100. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Selected Purchase Considerations

•	APPRECIATION POTENTIAL — The Notes provide the opportunity to participate in the appreciation of the Reference Asset at maturity. If the Basket Ending Level is greater than the Basket Starting Level on the Final Valuation Date, in addition to the Principal Amount, you will receive at maturity a return on the Notes equal to the Basket Return, subject to the Maximum Return. Because the Notes are our senior unsecured debt obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•	preservation of capital at maturity — You will receive back your principal amount, subject to the credit risk of HSBC, if you hold the Notes to maturity, regardless of the performance of the Reference Asset.

What Is the Total Return on the Notes at Maturity Assuming a Range of Performances for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of the Notes to $1,000. The hypothetical total returns set forth below reflect the Upside Participation Rate of 100.00%, the Maximum Return on the Notes of 26.00% and the Basket Starting Level of 100.00. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Basket Ending Value	Hypothetical Basket Return	Hypothetical Total Return on the Notes
200.00	100.00%	26.00%
180.00	80.00%	26.00%
170.00	70.00%	26.00%
160.00	60.00%	26.00%
150.00	50.00%	26.00%
140.00	40.00%	26.00%
126.00	26.00%	26.00%
120.00	20.00%	20.00%
110.00	10.00%	10.00%
105.00	5.00%	5.00%
102.50	2.50%	2.50%
101.00	1.00%	1.00%
100.00	0.00%	0.00%
95.00	-5.00%	0.00%
90.00	-10.00%	0.00%
80.00	-20.00%	0.00%
70.00	-30.00%	0.00%
60.00	-40.00%	0.00%
50.00	-50.00%	0.00%
40.00	-60.00%	0.00%
30.00	-70.00%	0.00%
20.00	-80.00%	0.00%
10.00	-90.00%	0.00%
0.00	-100.00%	0.00%

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The level of the Reference Asset increases from the Basket Starting Level of 100.00 to a hypothetical Basket Ending Level of 105.00. Because the hypothetical Basket Ending Level of 105.00 is greater than the Basket Starting Level of 100.00 and the Basket Return of 5.00% does not exceed the Maximum Return of 26.00%, the investor receives a Payment at Maturity of $1,050.00 per $1,000 Principal Amount of the Notes, calculated as follows:

$1,000 + [$1,000 × 5.00%] = $1,050.00

Example 2: The level of the Reference Asset increases from the Basket Starting Level of 100.00 to a hypothetical Basket Ending Level of 130.00. Because the hypothetical Basket Ending Level of 130.00 is greater than the Basket Starting Level of 100.00 and the Basket Return of 30% exceeds the Maximum Return of 26.00%, the investor receives a Payment at Maturity of $1,260.00 per $1,000 Principal Amount of the Notes, the maximum payment on the Notes, calculated as follows:

$1,000 + ($1,000 × 26.00%) = $1,260.00

Example 3: The level of the Reference Asset decreases from the Basket Starting Level of 100.00 to a hypothetical Basket Ending Level of 70.00. Although the hypothetical Basket Ending Level of 70.00 is less than the Basket Starting Level of 100.00, the investor receives a Payment at Maturity of $1,000 per $1,000 Principal Amount of the Notes.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in any of the Basket Components. These risks are explained in more detail in the “Risk Factors” sections of the accompanying Stock-Linked Underlying Supplement and prospectus supplement.

•	YOUR INVESTMENT IN THE NOTES MAY NOT RESULT IN A POSITIVE RETURN — If the Basket Return is negative, the only payment that you will receive on the Notes is the principal amount. In addition, the Basket Return will not reflect any dividends paid on the securities included in the Reference Asset; as a result, even if you receive a positive return on the Notes, that return may be less than that of a hypothetical investment in those securities.

•	THE NOTES ARE SUBJECT TO THE CREDIT RISK OF HSBC USA INC. — The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

•	YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN — If the Basket Ending Level is greater than the Basket Starting Level, for each $1,000 Principal Amount you hold, you will receive at maturity $1,000 plus an additional amount that will not exceed the Maximum Return of 26.00% of the Principal Amount, regardless of the appreciation in the Reference Asset, which may be significantly greater than the Maximum Return. You will not receive a return on the Notes greater than the Maximum Return.

•	SUITABILITY OF THE NOTES FOR INVESTMENT – You should only reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the information set out in this free writing prospectus. Neither HSBC nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•	THE ESTIMATED INITIAL VALUE OF THE NOTES, WHICH WILL BE DETERMINED BY US ON THE PRICING DATE, WILL BE LESS THAN THE PRICE TO PUBLIC AND MAY DIFFER FROM THE MARKET VALUE OF THE NOTES IN THE SECONDARY MARKET, IF ANY — The Estimated Initial Value of the Notes will be calculated by us on the Pricing Date and will be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We will determine the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time.

•	THE PRICE OF YOUR NOTES IN THE SECONDARY MARKET, IF ANY, IMMEDIATELY AFTER THE PRICING DATE WILL BE LESS THAN THE PRICE TO PUBLIC — The price to public takes into account certain costs. These costs will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes, the underwriting discount and the costs associated with structuring and hedging our obligations under the Notes. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

•	IF HSBC SECURITIES (USA) INC. WERE TO REPURCHASE YOUR NOTES IMMEDIATELY AFTER THE ORIGINAL ISSUE DATE, THE PRICE YOU RECEIVE MAY BE HIGHER THAN THE ESTIMATED INITIAL VALUE OF THE NOTES — Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately [ ]

months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.

•	NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of shares of the Basket Components would have. In addition, the Reference Asset Issuer will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the value of the Basket Components and the Notes.

•	POTENTIALLY INCONSISTENT RESEARCH, OPINIONS OR RECOMMENDATIONS BY HSBC AND JPMORGAN — HSBC, JPMorgan, or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes and which may be revised at any time. Any such research, opinions or recommendations could affect the level of the Reference Asset, and therefore, the market value of the Notes.

•	WE ARE NOT AFFILIATED WITH THE REFERENCE ASSET ISSUERS — We are not affiliated with the Reference Asset Issuers. We have not made any independent investigation regarding the adequacy or completeness of the information about the Basket Components contained in this free writing prospectus. You should make your own investigation into the Basket Components and the Reference Asset Issuers. We are not responsible for the Reference Asset Issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•	THERE IS LIMITED ANTI-DILUTION PROTECTION — The Calculation Agent will adjust the Ending Basket Level, which will affect the Basket Return and, consequently, the Payment at Maturity, for certain events affecting the Basket Components, such as stock splits and corporate actions. The Calculation Agent is not required to make an adjustment for every corporate action which affects the applicable Basket Component. If an event occurs that does not require the Calculation Agent to adjust the price of the Basket Components, the market price of the Notes may be materially and adversely affected. See “Additional Terms of the Notes — Antidilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement.

•	CHANGES IN THE VALUES OF THE BASKET COMPONENTS MAY OFFSET EACH OTHER — Movements in the prices of the Basket Components may not correlate with each other. At a time when the price of one or more of the Basket Components increases, the price of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Basket Closing Level and the Basket Return, increases in the price of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the price of the other Basket Components.

•	In some circumstances, the payment you receive on the Notes may be partially based on the EQUITY SECURITY of a company other than the Basket Components initially in the basket — Following certain corporate events relating to the Reference Asset Issuers where such issuer is not the surviving entity, your Payment at Maturity may be based on the common stock of a successor one or more of the Reference Asset Issuers or any cash or any other assets distributed to holders of such Basket Component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the “Additional Terms of the Notes — Antidilution and Reorganization” in the accompanying Stock-Linked Underlying Supplement.

•	THE NOTES LACK LIQUIDITY — The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. may offer to purchase the Notes in the secondary market. However, it is not required to do so and may cease making such offers at any time if at all. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any corporate actions or other actions that might affect the level of the Reference Asset and the value of the Notes.

•	The Notes are Not Insured OR GUARANTEED by any Governmental Agency of the United States or any Other Jurisdiction — The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

•	HISTORICAL PERFORMANCE OF THE REFERENCE ASSET SHOULD NOT BE TAKEN AS AN INDICATION OF ITS FUTURE PERFORMANCE DURING THE TERM OF THE NOTES — It is impossible to predict whether the level of the Reference Asset will rise or fall. The Reference Asset will be influenced by complex and interrelated political, economic, financial and other factors.

•	MARKET DISRUPTIONS MAY ADVERSELY AFFECT YOUR RETURN — The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from determining the level of the Reference Asset in the manner described herein, and calculating the amount that we are required to pay you upon maturity, or from properly hedging its obligations under the Notes. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the Notes or prevents the Calculation Agent from determining the Basket Return or Payment at Maturity in the ordinary manner, the Calculation Agent will determine the Basket Return or Payment at Maturity in good faith and in a commercially reasonable manner, and it is possible that the Final Valuation Date and the Maturity Date will be postponed, which may adversely affect the return on your Notes.

•	MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the level of the Reference Asset on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the actual and expected volatility of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events that affect the Basket Components or the securities markets generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	THE AMOUNT PAYABLE ON THE NOTES IS NOT LINKED TO THE LEVEL OF THE REFERENCE ASSET AT ANY TIME OTHER THAN ON THE FINAL VALUATION DATE — The Basket Ending Level will be based on the Basket Closing Level on the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Reference Asset appreciates prior to the Final Valuation Date but then decreases on the Final Valuation Date to a level that is less than the Basket Starting Level, the Payment at Maturity may be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Reference Asset prior to such decrease. Although the actual level of the Reference Asset on the Maturity Date or at other times during the term of the Notes may be higher than the Basket Ending Level, the Payment at Maturity will be based solely on the Basket Closing Level on the Final Valuation Date.

•	TAX TREATMENT AS CONTINGENT PAYMENT DEBT INSTRUMENTS — We intend to treat the Notes as contingent payment debt instruments for U.S. federal income tax purposes. Under the terms of the Notes, you agree to treat the Notes as contingent payment debt instruments for all U.S. federal income tax purposes. Assuming the Notes are treated as contingent payment debt instruments, a U.S. holder will be required to include original issue discount in gross income each year, even though no payments will be made on the Notes until maturity. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” below and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Description Relating to the Reference Asset

General

This free writing prospectus is not an offer to sell and it is not an offer to buy shares in any Basket Component. All disclosures contained in this free writing prospectus regarding the Basket Components are derived from publicly available information. Neither HSBC nor any of its affiliates has made any independent investigation as to the adequacy or accuracy of the information about the Basket Components that is contained in this free writing prospectus. You should make your own investigation into each Basket Component.

ALTRIA GROUP INC.

Description of Altria Group Inc.

Altria Group Inc., through subsidiaries, manufactures and sells cigarettes and other tobacco products, including cigars and pipe tobacco. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08940 or its CIK Code: 764180. The company’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “MO.”

Historical Performance of Altria Group Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 1, 2008 through March 24, 2015. We obtained the data in these tables from the Bloomberg Professional® service, without independent verification by us. Historical prices of the Basket Component should not be taken as an indication of its future performance.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2008	$24.55	$20.97	$22.20
June 30, 2008	$23.02	$19.95	$20.56
September 30, 2008	$21.86	$19.26	$19.84
December 31, 2008	$20.91	$14.34	$15.06
March 31, 2009	$17.63	$14.50	$16.02
June 30, 2009	$17.62	$15.90	$16.39
September 30, 2009	$18.70	$16.10	$17.81
December 31, 2009	$20.47	$17.28	$19.63
March 31, 2010	$20.85	$19.15	$20.52
June 30, 2010	$21.91	$19.20	$20.04
September 30, 2010	$24.38	$19.89	$24.02
December 31, 2010	$26.21	$23.66	$24.62
March 31, 2011	$26.27	$23.35	$26.03
June 30, 2011	$28.13	$25.81	$26.41
September 30, 2011	$27.40	$23.20	$26.81
December 30, 2011	$30.40	$25.94	$29.65
March 31, 2012	$30.99	$28.00	$30.87
June 30, 2012	$34.59	$30.75	$34.55
September 30, 2012	$36.29	$32.72	$33.39
December 30, 2012	$34.25	$30.01	$31.42
March 31, 2013	$35.45	$31.85	$34.39
June 30, 2013	$37.60	$34.08	$34.99
September 30, 2013	$37.45	$33.13	$34.35
December 30, 2013	$38.58	$34.23	$38.39
March 31, 2014	$38.38	$33.80	$37.43
June 30, 2014	$43.37	$37.14	$41.94
September 30, 2014	$46.19	$40.27	$45.94
December 30, 2014	$51.67	$44.60	$49.27
March 24, 2015*	$56.69	$48.53	$51.11

* This free writing prospectus includes, for the first calendar quarter of 2015, data for the period from January 1, 2015 through March 24, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

The graph below illustrates the performance of the Basket Component’s common stock from January 1, 2008 through March 24, 2015, based on information from the Bloomberg Professional® service. Past performance of the Basket Component is not indicative of its future performance.

Source: Bloomberg Professional® service

CHEVRON CORPORATION

Description of Chevron Corporation

Chevron Corporation produces and transports crude oil and natural gas. The company also refines, markets, and distributes fuels, and is involved in chemical operations, mining operations, power generation and energy services. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00368 or its CIK Code: 93410. The company’s common stock is listed on the NYSE under the ticker symbol “CVX.”

Historical Performance of Chevron Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 1, 2008 through March 24, 2015. We obtained the data in these tables from the Bloomberg Professional® service, without independent verification by us. Historical prices of the Basket Component should not be taken as an indication of its future performance.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2008	$95.21	$76.41	$85.36
June 30, 2008	$104.62	$84.60	$99.13
September 30, 2008	$100.00	$77.50	$82.48
December 31, 2008	$83.69	$55.50	$73.97
March 31, 2009	$78.44	$56.12	$67.24
June 30, 2009	$72.75	$63.06	$66.25
September 30, 2009	$73.37	$60.88	$70.43
December 31, 2009	$79.82	$67.87	$76.99
March 31, 2010	$81.09	$69.55	$75.83
June 30, 2010	$83.40	$67.80	$67.86
September 30, 2010	$82.19	$66.83	$81.05
December 31, 2010	$92.39	$80.41	$91.25
March 31, 2011	$109.65	$90.12	$107.43
June 30, 2011	$109.94	$97.00	$102.84
September 30, 2011	$109.75	$87.31	$92.52
December 30, 2011	$110.00	$86.68	$106.40
March 31, 2012	$112.28	$102.08	$107.24
June 30, 2012	$108.79	$95.74	$105.50
September 30, 2012	$118.50	$103.29	$116.56
December 30, 2012	$118.38	$100.66	$108.14
March 31, 2013	$121.56	$108.75	$118.82
June 30, 2013	$127.40	$114.13	$118.34
September 30, 2013	$127.82	$117.25	$121.50
December 30, 2013	$125.65	$114.44	$124.91
March 31, 2014	$125.32	$109.27	$118.91
June 30, 2014	$133.57	$116.55	$130.55
September 30, 2014	$135.10	$118.67	$119.32
December 30, 2014	$120.16	$100.15	$112.18
March 24, 2015*	$113.30	$98.88	$104.20

* This free writing prospectus includes, for the first calendar quarter of 2015, data for the period from January 1, 2015 through March 24, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

The graph below illustrates the performance of the Basket Component’s common stock from January 1, 2008 through March 24, 2015, based on information from the Bloomberg Professional® service. Past performance of the Basket Component is not indicative of its future performance.

Source: Bloomberg Professional® service

KIMBERLY-CLARK CORPORATION

Description of Kimberly-Clark Corporation

Kimberly-Clark Corporation is a health and hygiene company that manufactures and provides consumer products. The company's products include diapers, tissues, paper towels, incontinence care products, surgical gowns, and disposable face masks. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00225 or its CIK Code: 55785. The company’s common stock is listed on the NYSE under the ticker symbol “KMB.”

Historical Performance of Kimberly-Clark Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 1, 2008 through March 24, 2015. We obtained the data in these tables from the Bloomberg Professional® service, without independent verification by us. Historical prices of the Basket Component should not be taken as an indication of its future performance.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2008	$66.79	$59.97	$61.87
June 30, 2008	$63.14	$57.06	$57.30
September 30, 2008	$63.88	$48.54	$62.14
December 31, 2008	$63.61	$48.18	$50.55
March 31, 2009	$51.66	$41.26	$44.19
June 30, 2009	$52.04	$43.52	$50.25
September 30, 2009	$57.97	$49.56	$56.53
December 31, 2009	$64.24	$55.27	$61.06
March 31, 2010	$61.92	$55.83	$60.27
June 30, 2010	$60.85	$57.10	$58.11
September 30, 2010	$64.44	$57.14	$62.35
December 31, 2010	$64.44	$58.52	$60.42
March 31, 2011	$63.89	$59.75	$62.56
June 30, 2011	$65.64	$60.76	$63.79
September 30, 2011	$68.79	$58.47	$68.06
December 30, 2011	$70.97	$65.43	$70.50
March 31, 2012	$71.29	$67.57	$70.82
June 30, 2012	$80.29	$70.28	$80.29
September 30, 2012	$84.34	$77.93	$82.21
December 30, 2012	$84.15	$78.74	$80.92
March 31, 2013	$93.92	$80.43	$93.91
June 30, 2013	$102.11	$89.89	$93.10
September 30, 2013	$96.61	$87.70	$90.30
December 30, 2013	$106.92	$89.26	$100.12
March 31, 2014	$107.06	$98.78	$105.67
June 30, 2014	$108.91	$103.54	$106.60
September 30, 2014	$109.64	$99.21	$103.10
December 30, 2014	$118.80	$99.56	$115.54
March 24, 2015*	$119.01	$103.68	$108.50

* This free writing prospectus includes, for the first calendar quarter of 2015, data for the period from January 1, 2015 through March 24, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

The graph below illustrates the performance of the Basket Component’s common stock from January 1, 2008 through March 24, 2015, based on information from the Bloomberg Professional® service. Past performance of the Basket Component is not indicative of its future performance.

Source: Bloomberg Professional® service

MCDONALD’S CORPORATION

Description of McDonald’s Corporation

McDonald’s Corporation franchises and operates fast-food restaurants. The company's restaurants serve a variety of value-priced menu products in countries around the world. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05231 or its CIK Code: 63908. The company’s common stock is listed on the NYSE under the ticker symbol “MCD.”

Historical Performance of McDonald’s Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 1, 2008 through March 24, 2015. We obtained the data in these tables from the Bloomberg Professional® service, without independent verification by us. Historical prices of the Basket Component should not be taken as an indication of its future performance.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2008	$58.91	$49.36	$55.77
June 30, 2008	$61.76	$55.14	$56.22
September 30, 2008	$67.00	$55.70	$61.70
December 31, 2008	$64.02	$45.79	$62.19
March 31, 2009	$64.46	$50.44	$54.57
June 30, 2009	$61.00	$51.76	$57.49
September 30, 2009	$59.57	$53.89	$57.07
December 31, 2009	$64.75	$56.03	$62.44
March 31, 2010	$67.49	$61.07	$66.72
June 30, 2010	$71.84	$65.55	$65.87
September 30, 2010	$76.26	$65.31	$74.51
December 31, 2010	$80.94	$74.41	$76.76
March 31, 2011	$77.59	$72.14	$76.09
June 30, 2011	$84.90	$75.66	$84.32
September 30, 2011	$91.21	$82.02	$87.82
December 30, 2011	$101.00	$83.74	$100.33
March 31, 2012	$102.22	$95.14	$98.10
June 30, 2012	$99.50	$85.92	$88.53
September 30, 2012	$94.00	$86.15	$91.75
December 30, 2012	$94.10	$83.32	$88.21
March 31, 2013	$99.78	$89.25	$99.69
June 30, 2013	$103.70	$95.16	$99.00
September 30, 2013	$101.80	$94.01	$96.21
December 30, 2013	$99.27	$93.14	$97.03
March 31, 2014	$99.07	$92.22	$98.03
June 30, 2014	$103.71	$96.53	$100.74
September 30, 2014	$101.36	$90.54	$94.81
December 30, 2014	$97.42	$87.62	$93.70
March 24, 2015*	$101.09	$88.77	$99.36

* This free writing prospectus includes, for the first calendar quarter of 2015, data for the period from January 1, 2015 through March 24, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

The graph below illustrates the performance of the Basket Component’s common stock from January 1, 2008 through March 24, 2015, based on information from the Bloomberg Professional® service. Past performance of the Basket Component is not indicative of its future performance.

Source: Bloomberg Professional® service

MERCK & CO. INC.

Description of Merck & Co. Inc.

Merck & Co. Inc. is a global health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies, animal health, and consumer care products, which it markets directly and through its joint ventures. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06571 or its CIK Code: 310158. The company’s common stock is listed on the NYSE under the ticker symbol “MRK.”

Historical Performance of Merck & Co. Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 1, 2008 through March 24, 2015. We obtained the data in these tables from the Bloomberg Professional® service, without independent verification by us. Historical prices of the Basket Component should not be taken as an indication of its future performance.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
September 30, 2008	$38.90	$30.34	$31.56
December 31, 2008	$32.44	$22.82	$30.40
March 31, 2009	$31.64	$20.10	$26.75
June 30, 2009	$28.05	$22.33	$27.96
September 30, 2009	$33.05	$26.13	$31.63
December 31, 2009	$38.42	$30.29	$36.54
March 31, 2010	$41.56	$35.77	$37.35
June 30, 2010	$37.96	$30.78	$34.97
September 30, 2010	$37.57	$33.65	$36.81
December 31, 2010	$37.68	$33.95	$36.04
March 31, 2011	$37.61	$31.06	$33.01
June 30, 2011	$37.65	$33.00	$35.29
September 30, 2011	$36.56	$29.47	$32.71
December 30, 2011	$37.90	$30.54	$37.70
March 31, 2012	$39.43	$36.91	$38.40
June 30, 2012	$41.75	$37.02	$41.75
September 30, 2012	$45.70	$41.06	$45.10
December 30, 2012	$48.00	$40.10	$40.94
March 31, 2013	$45.40	$40.83	$44.23
June 30, 2013	$50.16	$43.77	$46.45
September 30, 2013	$49.08	$46.03	$47.61
December 30, 2013	$50.42	$44.62	$50.05
March 31, 2014	$57.65	$49.31	$56.77
June 30, 2014	$59.84	$54.40	$57.85
September 30, 2014	$61.33	$55.57	$59.28
December 30, 2014	$62.20	$52.49	$56.79
March 24, 2015*	$63.62	$55.65	$58.63

* This free writing prospectus includes, for the first calendar quarter of 2015, data for the period from January 1, 2015 through March 24, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

The graph below illustrates the performance of the Basket Component’s common stock from January 1, 2008 through March 24, 2015, based on information from the Bloomberg Professional® service. Past performance of the Basket Component is not indicative of its future performance.

Source: Bloomberg Professional® service

PEPSICO, INC.

Description of PepsiCo, Inc.

PepsiCo, Inc. operates worldwide beverage, snack and food businesses. The company manufactures or uses contract manufacturers, markets and sells a variety of grain-based snacks, carbonated and non-carbonated beverages and foods in countries throughout the world. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-01183 or its CIK Code: 77476. The company’s common stock is listed on the NYSE under the ticker symbol “PEP.”

Historical Performance of PepsiCo, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 1, 2008 through March 24, 2015. We obtained the data in these tables from the Bloomberg Professional® service, without independent verification by us. Historical prices of the Basket Component should not be taken as an indication of its future performance.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2008	$79.79	$66.30	$72.20
June 30, 2008	$72.17	$63.41	$63.59
September 30, 2008	$75.02	$63.58	$71.27
December 31, 2008	$72.24	$49.74	$54.77
March 31, 2009	$56.91	$45.39	$51.48
June 30, 2009	$55.73	$47.50	$54.96
September 30, 2009	$60.00	$54.30	$58.66
December 31, 2009	$64.47	$58.28	$60.80
March 31, 2010	$67.00	$58.75	$66.16
June 30, 2010	$67.61	$60.50	$60.95
September 30, 2010	$67.31	$60.32	$66.44
December 31, 2010	$68.11	$63.44	$65.33
March 31, 2011	$67.46	$62.05	$64.41
June 30, 2011	$71.88	$64.47	$70.43
September 30, 2011	$70.75	$59.25	$61.90
December 30, 2011	$66.76	$58.50	$66.35
March 31, 2012	$67.19	$62.15	$66.35
June 30, 2012	$70.66	$64.65	$70.66
September 30, 2012	$73.65	$68.47	$70.77
December 30, 2012	$71.47	$67.39	$68.43
March 31, 2013	$79.26	$68.65	$79.11
June 30, 2013	$84.78	$78.22	$81.79
September 30, 2013	$87.06	$78.32	$79.50
December 30, 2013	$86.73	$78.67	$82.94
March 31, 2014	$83.98	$77.01	$83.50
June 30, 2014	$90.20	$82.44	$89.34
September 30, 2014	$94.21	$87.50	$93.09
December 30, 2014	$100.70	$89.83	$94.56
March 24, 2015*	$100.76	$92.24	$95.86

* This free writing prospectus includes, for the first calendar quarter of 2015, data for the period from January 1, 2015 through March 24, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

The graph below illustrates the performance of the Basket Component’s common stock from January 1, 2008 through March 24, 2015, based on information from the Bloomberg Professional® service. Past performance of the Basket Component is not indicative of its future performance.

Source: Bloomberg Professional® service

THE PROCTER & GAMBLE COMPANY

Description of The Procter & Gamble Company

The Procter & Gamble Company manufactures and markets consumer products in countries throughout the world. The company provides products in the laundry and cleaning, paper, beauty care, food and beverage, and health care segments. The company's products are sold primarily through mass merchandisers, grocery stores, membership club stores, drug stores, and neighborhood stores. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00434 or its CIK Code: 80424. The company’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “PG.”

Historical Performance of The Procter & Gamble Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 1, 2008 through March 24, 2015. We obtained the data in these tables from the Bloomberg Professional® service, without independent verification by us. Historical prices of the Basket Component should not be taken as an indication of its future performance.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 31, 2008	$73.81	$63.30	$70.07
June 30, 2008	$71.20	$60.44	$60.81
September 30, 2008	$73.57	$60.06	$69.69
December 31, 2008	$71.94	$55.00	$61.82
March 31, 2009	$62.97	$43.93	$47.09
June 30, 2009	$54.77	$46.30	$51.10
September 30, 2009	$58.66	$50.52	$57.92
December 31, 2009	$63.47	$56.02	$60.63
March 31, 2010	$64.58	$59.01	$63.27
June 30, 2010	$64.00	$56.00	$59.98
September 30, 2010	$63.35	$58.92	$59.97
December 31, 2010	$65.37	$59.68	$64.33
March 31, 2011	$66.95	$59.70	$61.60
June 30, 2011	$67.71	$61.47	$63.57
September 30, 2011	$65.14	$57.56	$63.18
December 30, 2011	$66.98	$61.00	$66.71
March 31, 2012	$67.95	$62.56	$67.21
June 30, 2012	$67.92	$59.08	$61.25
September 30, 2012	$69.97	$60.78	$69.36
December 30, 2012	$70.99	$65.84	$67.89
March 31, 2013	$77.82	$68.35	$77.06
June 30, 2013	$82.54	$75.10	$76.99
September 30, 2013	$82.40	$73.61	$75.59
December 30, 2013	$85.82	$75.20	$81.41
March 31, 2014	$81.70	$75.26	$80.60
June 30, 2014	$82.98	$78.43	$78.59
September 30, 2014	$85.40	$77.29	$83.74
December 30, 2014	$93.89	$81.57	$91.09
March 24, 2015*	$92.55	$80.82	$83.92

* This free writing prospectus includes, for the first calendar quarter of 2015, data for the period from January 1, 2015 through March 24, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

The graph below illustrates the performance of the Basket Component’s common stock from January 1, 2008 through March 24, 2015, based on information from the Bloomberg Professional® service. Past performance of the Basket Component is not indicative of its future performance.

Source: Bloomberg Professional® service

Events of Default and Acceleration

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated Payment at Maturity due and payable in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the accelerated Basket Return (including the Basket Ending Level). The accelerated Maturity Date will be the third business day following the postponed accelerated Final Valuation Date.

If the Notes have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Notes from HSBC for distribution to J.P. Morgan Securities LLC and certain of its registered broker-dealer affiliates, acting as placement agent, at the price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Notes. The placement agents for the Notes will receive a fee that will not exceed $30 per $1,000 Principal Amount. Certain fiduciary accounts purchasing the Notes will pay a purchase price of $970 per Note, and the placement agents with respect to sales made to such accounts will forgo any fees.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes. However, it is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

U.S. Federal Income Tax Considerations

You should carefully consider the matters set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. We intend to treat the Notes as contingent payment debt instruments for U.S. federal income tax purposes. Pursuant to the terms of the Notes, you agree to treat the Notes as contingent payment debt instruments for all U.S. federal income tax purposes and, in the opinion of Morrison & Foerster LLP, special U.S. tax counsel to us, it is reasonable to treat the Notes as contingent payment debt instruments. Assuming the Notes are treated as contingent payment debt instruments, a U.S. holder will be required to include original issue discount (“OID”) in gross income each year, even though no payments will be made on the Notes until maturity.

Based on the factors described in the section, “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes,” in order to illustrate the application of the noncontingent bond method to the Notes, we have estimated that the comparable yield of the Notes, solely for U.S. federal income tax purposes, will be 1.70% per annum (compounded annually). Further, based upon the method described in the section, “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” and based upon the estimate of the comparable yield, we have estimated that the projected payment schedule for Notes that have a Principal Amount of $1,000 and an issue price of $1,000 consists of a single payment of $1,088.05 at maturity.

Based upon the estimate of the comparable yield, a U.S. holder that pays taxes on a calendar year basis, buys a Note for $1,000, and holds the Note until maturity will be required to pay taxes on the following amounts of ordinary income in respect of the Notes in each year:

YEAR	OID
2015	$12.44
2016	$17.21
2017	$17.50
2018	$17.80
2019	$18.10
2020	$4.99

However, the ordinary income reported in the taxable year the Notes mature will be adjusted to reflect the actual payment received at maturity. U.S. holders should also note that the actual comparable yield and projected payment schedule may be different than as provided in this summary depending upon market conditions on the date the Notes are issued.  U.S. holders may obtain the actual comparable yield and projected payment schedule as determined by us by submitting a written request to:  Structured Equity Derivatives – Structuring HSBC Bank USA, National Association, 452 Fifth Avenue, 9th Floor, New York,

NY 10018.  A U.S. holder is generally bound by the comparable yield and the projected payment schedule established by us for the Notes.  However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason the holder believes the projected payment schedule is unreasonable on its timely filed U.S. federal income tax return for the taxable year in which it acquires the Notes.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of a U.S. holder’s interest accruals for U.S. federal income tax purposes and do not constitute a projection or representation by us regarding the actual yield on a Note.  We do not make any representation as to what such actual yield will be.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Notes might differ from the treatment described above.  You should carefully consider the discussion of all potential tax consequences as set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any Reference Asset Issuer would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Asset Issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Reference Asset Issuers, and consult your tax advisor regarding the possible consequences to you, if any, in the event that one or more Reference Asset Issuers is or becomes a PFIC or a USRPHC.

For a further discussion of the U.S. federal income tax consequences related to the Notes, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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